Federal Signal Q4 2017 Earnings Call February 28, 2018 Jennifer Sherman, President & Chief Executive Officer Ian Hudson, SVP, Chief Financial Officer

Safe Harbor This presentation contains unaudited financial information and various forward-looking statements as of the date hereof and we undertake no obligation to update these forward- looking statements regardless of new developments or otherwise. Statements in this presentation that are not historical are forward-looking statements. Such statements are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Such risks and uncertainties include but are not limited to: economic conditions in various regions, product and price competition, supplier and raw material prices, risks associated with acquisitions such as integration of operations and achieving anticipated revenue and cost benefits, foreign currency exchange rate changes, interest rate changes, increased legal expenses and litigation results, legal and regulatory developments and other risks and uncertainties described in filings with the Securities and Exchange Commission. This presentation also contains references to certain non-GAAP financial information. Such items are reconciled herein and in our earnings news release provided as of the date of this presentation. 2

Full-Year Financial Highlights * 3* Comparisons versus full year 2016, unless otherwise noted • Net sales of $898.5 M, up $191 M, or 27% • Organic sales growth of $26.5 M, or 4% • Operating income of $67.1 M, up $9.4 M, or 16% • Includes $6.1 M non-cash pension settlement charge • Adjusted EBITDA of $113.1 M, up $29.6 M, or 35% • ESG up $30.8 M, or 42% • Adjusted EBITDA margin of 12.6%, compared to 11.8% • GAAP EPS of $1.00, up $0.36, or 56% • Includes benefit of ~$20 M associated with tax reform and impact of pension settlement charge • Adjusted EPS of $0.85, up $0.16, or 23% • Orders of $1,018 M, up $344 M, or 51% • Backlog of $258 M, up $121 M, or 88%

Q4 Highlights * 4* Comparisons versus Q4 of 2016, unless otherwise noted • Net sales of $247.6 M, up $72 M, or 41% • Organic sales growth of $27 M, or 16% • Operating income of $14.9 M, up $1.1 M, or 8% • Includes $6.1 M non-cash pension settlement charge • Adjusted EBITDA of $32.0 M, up $11.0 M, or 52% • ESG up $11.9 M, or 74% • Adjusted EBITDA margin of 12.9%, compared to 11.9% • GAAP EPS of $0.48, up $0.28, or 140% • Includes benefit of ~$20 M associated with tax reform and impact of pension settlement charge • Adjusted EPS of $0.24, up $0.08, or 50% • Orders of $303 M, up $137 M, or 83% • Organic order growth of ~$84 M, or 51% • Backlog of $258 M, up $54 M, or 26% vs. Q3 FY17

5 Group and Corporate Results $ millions, except % Q4 2017 Q4 2016 % Change ESG Orders 246.8 120.3 105% Sales 192.0 121.6 58% Operating income 19.9 10.2 95% Operating margin 10.4% 8.4% Adjusted EBITDA 28.0 16.1 74% Adjusted EBITDA margin 14.6% 13.2% SSG Orders 55.9 45.0 24% Sales 55.6 54.5 2% Operating income 8.9 9.0 -1% Operating margin 16.0% 16.5% Adjusted EBITDA 10.0 10.2 -2% Adjusted EBITDA margin 18.0% 18.7% Corporate expenses 13.9 5.4 157% Consolidated Orders 302.7 165.3 83% Sales 247.6 176.1 41% Operating income 14.9 13.8 8% Operating margin 6.0% 7.8% Adjusted EBITDA 32.0 21.0 52% Adjusted EBITDA margin 12.9% 11.9%

Income from Continuing Operations 6 $ millions, except % and per share Q4 2017 Q4 2016 $ Change % Change Net sales 247.6 176.1 71.5 41% Gross profit 61.6 45.4 16.2 36% SEG&A expenses 40.0 31.3 8.7 28% Acquisition and integration related expenses 0.5 0.2 0.3 150% Pension settlement charges 6.1 - 6.1 NM Restructuring 0.1 0.1 - 0% Operating income 14.9 13.8 1.1 8% Interest expense 2.7 0.5 2.2 NM Other (income) expense, net (0.2) - (0.2) NM Income tax (benefit) expense (16.9) 1.2 (18.1) NM Income from continuing operations 29.3 12.1 17.2 142% Diluted earnings per share from continuing operations $0.48 $0.20 $0.28 140% Diluted adjusted earnings per share from continuing operations $0.24 $0.16 $0.08 50% Gross Margin 24.9% 25.8% SEG&A expenses as a % of net sales 16.2% 17.8% Effective tax rate -136.3% 9.0%

Expected Impact of Tax Reform on 2018 Effective Tax Rate 7 ▲Reduction in the Corporate tax rate from 35% to 21%, partially offset by: o Removal of the domestic production deduction o Higher state taxes associated with: o A full year impact of the higher Illinois tax rate (enacted in Q3 FY17) o A reduced federal benefit on state taxes o Unfavorable changes in foreign rate effects o Loss of tax deductibility of performance-based compensation of certain executives Taking all of these factors into account, we expect our effective tax rate in 2018 to be in a range of 26% and 27% based on our current interpretations of tax reform* *Additional interpretive guidance on the new tax law that may be issued during 2018 could impact our current assumptions

8 Adjusted Earnings per Share ($ in millions) 2017 2016 2017 2016 Income from continuing operations 29.3$ 12.1$ 60.5$ 39.4$ Add: Income tax (benefit) expense (16.9) 1.2 0.5 17.4 Income before income taxes 12.4 13.3 61.0 56.8 Add: Restructuring 0.1 0.1 0.6 1.7 Executive severance costs - - 0.7 - Acquisition and integration-related expenses 0.5 0.2 2.7 1.4 Purchase accounting effects (1) 0.5 0.9 4.8 3.9 Pension settlement charges 6.1 - 6.1 - Hearing loss settlement charges 1.5 - 1.5 - Debt settlement charges - - - 0.3 Adjusted income before income taxes 21.1 14.5 77.4 64.1 Adjusted income tax expense (2) (3) (6.7) (4.8) (26.3) (22.1) Adjusted net income from continuing operations 14.4$ 9.7$ 51.1$ 42.0$ Diluted EPS from continuing operations 0.48$ 0.20$ 1.00$ 0.64$ Adjusted diluted EPS from continuing operations 0.24$ 0.16$ 0.85$ 0.69$ Three Months Ended December 31, Twelve Months Ended December 31, (3) Adjusted income tax expense for the three and twelve months ended December 31, 2016 excludes a $2.2 million net benefit resulting from changes in deferred tax valuation allowances in Canada and the U.K. Adjusted income tax expense for the three and twelve months ended December 31, 2016 also excludes the tax effects of restructuring activity, acquisition and integration-related expenses, purchase accounting effects and debt settlement charges, where applicable. (1) Purchase accounting effects relate to adjustments to exclude the step-up in the valuation of equipment acquired in connection with current and prior-year acquisitions that was sold subsequent to the acquisition dates in the three and twelve months ended December 31, 2017 and 2016, as well as to exclude the depreciation of the step-up in the valuation of the rental fleet acquired in the JJE transaction. (2) Adjusted income tax expense for the three and twelve months ended December 31, 2017 excludes a $20.0 million net tax benefit, representing the Company’s preliminary estimate of the impact of the Tax Cuts and Jobs Act, and a $0.8 million benefit from changes in state deferred tax valuation allowance. Adjusted income tax expense for the twelve months ended December 31, 2017 also excludes $0.6 million of tax expense associated with a change in the enacted state tax rate in Illinois. Adjusted income tax expense for the three and twelve months ended December 31, 2017 also excludes the tax effects of restructuring activity, executive severance costs, acquisition and integration-related expenses, purchase accounting effects, hearing loss settlement charges and pension settlement charges, where applicable.

9 Financial Strength and Flexibility * * Dollar amounts as of, or for the quarter ending 12/31/2017 ** Net debt is a non-GAAP measure and is computed as total debt of $277.7 M, less total cash and cash equivalents of $37.5 M • Generated $21.4 M of cash from operations in Q4, compared to $9.6 M in prior year  Full-year cash from operations of $74 M, up $47 M, or 175%, from $27 M last year • Paid down $5 M of debt in Q4 • $278 M of debt outstanding; $38 M of cash  Net debt of $240 M ** • ~$106 M of availability under credit facility • Paid $4.2 M for dividends; recently declared $0.07 per share dividend for Q1 2018  Dividends paid in 2017 totaled $16.8 M • $31 M remaining on share repurchase authorization (~ 3% of market capitalization)

2017 in Review 10 • 2017 highlights include the following year-over- year improvements:  35% increase in Adjusted EBITDA, with improved EBITDA margin of 12.6%  23% improvement in Adjusted EPS  $47 M operating cash flow increase facilitates $34 M debt paydown subsequent to TBEI acquisition • Debt leverage ratio at 2.2 times at end of year, down from 2.7 times at TBEI closing • New COO focused on Federal Signal’s operational model: Eighty-Twenty Improvement (“ETI”) program

Targeted Savings from Eighty–Twenty Improvement (“ETI”) Each of our businesses are targeting savings from our ETI program in 2018, which are intended to reduce impact of material/wage inflation 11 Manufacturing Efficiency Working Capital Optimization Pricing Strategy Material Cost Reduction Manufacturing Efficiency • Lean manufacturing focus • Throughput flexibility • Labor pool management Working Capital Optimization • Derived benefits from manufacturing efficiencies & SKU rationalization  Improved cycle times to drive inventory reductions Material Cost Reduction • Waste reduction • SKU rationalization • Savings through volume aggregation • Sourcing optimization Pricing Strategy • Parts pricing strategy • Effective “options” pricing

CEO Remarks 12 • Execution against strategic initiatives continues to contribute to growth • New product development successes • Intend to make investments in support of long-term growth opportunities with expected savings from tax reform • Recent acquisitions on track to deliver on financial and strategic objectives • Hearing loss litigation update

Headwinds and Tailwinds in 2018 13 ▲Full-year impact of TBEI ▲Acquisitions remain on track to deliver on previously-announced accretion estimates ▲Strong backlog, particularly for sewer cleaners and vacuum trucks ▲Positive economic conditions in most end markets ▲Amount of used vacuum trucks in end markets appears to have stabilized at more “normal” levels ▲Continued momentum with our strategic initiative to expand into utility end- market ▲Favorable impact of U.S. tax reform ▲Ongoing focus on 80/20 principles to drive operational improvements ▼Continue to vigorously defend hearing loss litigation, which could result in higher legal costs ▼New accounting rules expected to reduce revenues by ~$10 M (no impact on income) ▼Fluidity of political situation in Spain ▼Uncertainty in Middle East may result in further deferral of large fleet orders

2018 Outlook Adjusted EPS* ranging from $1.10 to $1.20 Represents increase of 29% - 41% over 2017 14  Adjustments to include items related to acquisitions  Depreciation and amortization expense to increase by ~$8 M to $10 M • Reflects full year of TBEI and additional investment in rental fleet  Increase in capital expenditures of between $7 M - $12 M vs. 2017 levels  Interest expense of ~4% Key Assumptions  Additional operating expenses to accelerate longer-term growth initiatives are expected to reduce EPS by up to $0.03  Effective income tax rate of ~26%-27%  Meaningful year-over-year improvement expected in Q1, although seasonal effects typically result in Q1 earnings being lower than subsequent quarters • Expect Q1 earnings to represent ~16% to 18% of full-year earnings * Adjusted earnings per share (“EPS”) is a non-GAAP measure, which includes certain adjustments to reported GAAP net income and diluted EPS. In 2017, we made adjustments to exclude the impact of restructuring activity, executive severance costs, acquisition and integration-related expenses, purchase accounting effects, pension settlement charges, hearing loss settlement charges and special tax items, where applicable. Should any similar items occur in 2018, we would expect to exclude them from the determination of adjusted EPS. However, because of the underlying uncertainty in quantifying amounts which may not yet be known, a reconciliation of our Adjusted EPS outlook to the most applicable GAAP measure is excluded based on the unreasonable efforts exception in Item 10(e)(1)(i)(B).

Federal Signal Q4 2017 Earnings Call 15 Q&A February 28, 2018 Jennifer Sherman, President & Chief Executive Officer Ian Hudson, SVP, Chief Financial Officer

Investor Information Stock Ticker - NYSE:FSS Company website: federalsignal.com/investors HEADQUARTERS 1415 West 22nd Street, Suite 1100 Oak Brook, IL 60523 INVESTOR RELATIONS CONTACTS 630-954-2000 Ian Hudson SVP, Chief Financial Officer IHudson@federalsignal.com Svetlana Vinokur VP, Treasurer and Corporate Development SVinokur@federalsignal.com 16

Federal Signal Q4 2017 Earnings Call 17 Appendix

Consolidated Adjusted EBITDA 18 $ millions, except % Q4 2017 Q4 2016 Income from continuing operations 29.3$ 12.1$ Add: Interest expense 2.7 0.5 Pension settlement charges 6.1 - Hearing loss settlement charges 1.5 - Acquisition and integration-related expenses 0.5 0.2 Restructuring 0.1 0.1 Purchase accounting effects * 0.2 0.8 Other income, net (0.2) - Income tax (benefit) expense (16.9) 1.2 Depreciation and amortization 8.7 6.1 Consolidated adjusted EBITDA 32.0$ 21.0$ Net Sales 247.6$ 176.1$ Consolidated adjusted EBITDA margin 12.9% 11.9% * Excludes purchase accounting expense effects included within depreciation and amortization of $0.3 million and $0.1 million for the three months ended December 31, 2017 and 2016, respectively

Segment Adjusted EBITDA 19 ESG $ millions, except % Q4 2017 Q4 2016 Operating Income 19.9$ 10.2$ Add: Acquisition and integration-related expenses 0.3 0.2 Purchase accounting effects * 0.2 0.8 Depreciation and amortization 7.6 4.9 Adjusted EBITDA 28.0$ 16.1$ Net Sales 192.0$ 121.6$ Adjusted EBITDA margin 14.6% 13.2% SSG $ millions, except % Q4 2017 Q4 2016 Operating Income 8.9$ 9.0$ Add: Restructuring 0.1 0.1 Depreciation and amortization 1.0 1.1 Adjusted EBITDA 10.0$ 10.2$ Net Sales 55.6$ 54.5$ Adjusted EBITDA margin 18.0% 18.7% * Excludes purchase accounting expense effects included within depreciation and amortization of $0.3 million and $0.1 million for the three months ended December 31, 2017 and 2016, respectively

Non-GAAP Measures • Adjusted net income and earnings per share (“EPS”) - The Company believes that modifying its 2017 and 2016 net income and diluted EPS provides additional measures which are representative of the Company’s underlying performance and improve the comparability of results between reporting periods. During the three and twelve months ended December 31, 2017 and 2016, adjustments were made to reported GAAP net income and diluted EPS to exclude the impact of restructuring activity, executive severance costs, acquisition and integration-related expenses, purchase accounting effects, pension settlement charges, hearing loss settlement charges and debt settlement charges, where applicable. In addition, during the three and twelve months ended December 31, 2017 and 2016, adjustments were made to reported GAAP income tax expense to exclude certain special tax items, which include the Company’s preliminary estimate of the impact of the 2017 Tax Act, which was enacted in the fourth quarter of 2017. • Adjusted EBITDA and adjusted EBITDA margin - The Company uses adjusted EBITDA and the ratio of adjusted EBITDA to net sales ("adjusted EBITDA margin"), at both the consolidated and segment level, as additional measures which are representative of its underlying performance and to improve the comparability of results across reporting periods. We believe that investors use versions of these metrics in a similar manner. For these reasons, the Company believes that adjusted EBITDA and adjusted EBITDA margin, at both the consolidated and segment level, are meaningful metrics to investors in evaluating the Company’s underlying financial performance. • Consolidated adjusted EBITDA is a non-GAAP measure that represents the total of income from continuing operations, interest expense, pension settlement charges, hearing loss settlement charges, debt settlement charges, acquisition and integration-related expenses, restructuring activity, executive severance costs, purchase accounting effects, other income/expense, income tax benefit/expense, and depreciation and amortization expense. Consolidated adjusted EBITDA margin is a non-GAAP measure that represents the total of income from continuing operations, interest expense, pension settlement charges, hearing loss settlement charges, debt settlement charges, acquisition and integration-related expenses, restructuring activity, executive severance costs, purchase accounting effects, other income/expense, income tax benefit/expense, and depreciation and amortization expense divided by net sales for the applicable period(s). • Segment adjusted EBITDA is a non-GAAP measure that represents the total of segment operating income, acquisition and integration-related expenses, restructuring activity, purchase accounting effects and depreciation and amortization expense, as applicable. Segment adjusted EBITDA margin is a non-GAAP measure that represents the total of segment operating income, acquisition and integration-related expenses, restructuring activity, purchase accounting effects and depreciation and amortization expense, as applicable, divided by net sales for the applicable period(s). Segment operating income includes all revenues, costs and expenses directly related to the segment involved. In determining segment income, neither corporate nor interest expenses are included. Segment depreciation and amortization expense relates to those assets, both tangible and intangible, that are utilized by the respective segment. Other companies may use different methods to calculate adjusted EBITDA and adjusted EBITDA margin. 20